Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238186 of Aegon N.V. on Form S-8 of our report dated June 2, 2022 appearing in this Annual Report on Form 11-K of Transamerica 401(k) Retirement Savings Plan for the year ended December 31, 2021.

/s/ CliftonLarsonAllen LLP

Cedar Rapids, Iowa

June 2, 2022